                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS


                                                                      PAGE NO.
                                                                      --------
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT                          1

         CONSOLIDATED FINANCIAL STATEMENTS

         Balance Sheets                                                   2

         Statements of Operations                                         3

         Statements of Cash Flows                                       4-5

         Statements of Changes in Shareholders' Equity                    6

         Notes to Consolidated Financial Statements                    7-18

        INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



To the Board of Directors of
Centra Industries Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Centra Industries Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with U. S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Centra Industries Inc. and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with U. S. generally accepted accounting principles.








New York, NY
November 22, 2002

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      DECEMBER 31,          (UNAUDITED)
                                                               -------------------------   SEPTEMBER 30,
                                                                   2001         2000          2002
                                                               -----------   -----------   -----------
CURRENT ASSETS
     Cash and cash equivalents                                 $   518,251   $ 1,619,775   $    52,963
     Marketable securities, at fair value                            3,238       311,326         3,238
     Accounts receivable, less allowance for
        doubtful accounts of $428,117, $358,655 and
        $53,896 at September 30, 2002 and December 31,
        2001 and 2000, respectively                              1,791,368     1,300,233     1,780,979
     Due from shareholders                                          96,963       213,472       128,977
     Due from employees                                              8,774        56,210        20,335
     Advances to sub-contractors                                    12,379        71,830        35,569
     Prepaid expenses                                              214,753       116,859       343,605
     Income taxes receivable                                       333,239             -       333,671
                                                               -----------   -----------   -----------

     TOTAL CURRENT ASSETS                                        2,978,965     3,689,705     2,699,337
                                                               -----------   -----------   -----------

FIXED ASSETS, net of accumulated depreciation of $2,473,613,
     $1,686,599 and $908,110 at September 30, 2002 and
     December 31, 2001 and 2000, respectively                    9,703,473     6,697,750     9,336,947
                                                               -----------   -----------   -----------

TOTAL ASSETS                                                   $12,682,438   $10,387,455   $12,036,284
                                                               ===========   ===========   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Bank overdraft                                            $         -   $         -   $   559,307
     Accounts payable                                            1,231,124       522,870     3,037,342
     Accrued liabilities                                         1,243,761       485,838     1,486,035
     Lines of credit                                               849,256       289,000       759,976
     Margin loan                                                         -       222,767             -
     Income taxes payable                                                -       527,144             -
     Current portion of long-term debt                           2,200,806     1,280,657     1,385,352
     Current portion of capital lease obligations                  442,552       350,578       224,760
     Deferred tax liability                                        123,452       254,879        40,702
                                                               -----------   -----------   -----------

     TOTAL CURRENT LIABILITIES                                   6,090,951     3,933,733     7,493,474
                                                               -----------   -----------   -----------

LONG-TERM LIABILITIES
     Long-term debt, net of current portion                      3,590,102     2,503,965     3,259,938
     Capital lease obligations, net of current portion             246,028       426,267       125,167
     Deferred tax liability                                        699,564       364,150       939,513
     Commitments and contingencies
                                                               -----------   -----------   -----------

     TOTAL LONG-TERM LIABILITIES                                 4,535,694     3,294,382     4,324,618
                                                               -----------   -----------   -----------

     TOTAL LIABILITIES                                          10,626,645     7,228,115    11,818,092
                                                               -----------   -----------   -----------

SHAREHOLDERS' EQUITY
     Common stock; $0.00001 par value; 50,000,000 shares
         authorized; 15,143,716 shares, 15,143,716 shares
         and 14,415,441 shares issued and outstanding at
         September 30, 2002, and December 31, 2001 and
         2000, respectively                                            151           144           151
     Additional paid-in-capital                                     15,325        10,332        15,325
     Retained earnings                                           2,040,317     3,148,864       202,716
                                                               -----------   -----------   -----------

     TOTAL SHAREHOLDERS' EQUITY                                  2,055,793     3,159,340       218,192
                                                               -----------   -----------   -----------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                       $12,682,438   $10,387,455   $12,036,284
                                                               ===========   ===========   ===========


                            See accompanying notes.

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               (UNAUDITED)
                                                                                           FOR THE NINE MONTHS
                                                                                           ENDED SEPTEMBER 30,
                                                                                       ----------------------------
                                                           2001            2000            2002           2001
                                                       ------------    ------------    ------------    ------------
Revenue                                                $ 21,194,051    $ 17,582,577    $ 14,116,957    $ 15,992,092
                                                       ------------    ------------    ------------    ------------

Costs and Expenses:
     Cost of revenue                                     16,666,932      11,622,398      11,913,108      13,561,500
     General and administration                           3,937,741       1,511,162       3,474,440       1,708,513
     Depreciation                                            25,015           7,006          18,750          16,675
     Interest                                               502,061         469,224         381,367         363,403
                                                       ------------    ------------    ------------    ------------

Total Costs and Expenses                                 21,131,749      13,609,790      15,787,665      15,650,091
                                                       ------------    ------------    ------------    ------------

Operating Income (Loss)                                      62,302       3,972,787      (1,670,708)        342,001
                                                       ------------    ------------    ------------    ------------

Other Income (Expense):
     Interest and dividends                                  10,830           3,964              75           6,147
     (Loss) on the sale of property and equipment          (185,021)       (168,269)         (9,768)        (10,595)
     (Loss) on the sale of investments                     (194,399)        (39,903)              -        (194,399)
     Change in unrealized gain (loss) on investments        148,509        (329,680)              -               -
                                                       ------------    ------------    ------------    ------------
         Total other (expense)                             (220,081)       (533,888)         (9,693)       (198,847)
                                                       ------------    ------------    ------------    ------------

(Loss) Income Before Income Taxes                          (157,779)      3,438,899      (1,680,401)        143,154

Provision For Income Taxes                                   60,325       1,076,849         157,200         174,475
                                                       ------------    ------------    ------------    ------------

Net (Loss) Income                                      $   (218,104)   $  2,362,050    $ (1,837,601)   $    (31,321)
                                                       ============    ============    ============    ============


Basic (Loss) Earnings Per Common Share                 $      (0.01)   $       0.16    $      (0.12)   $      (0.00)
                                                       ============    ============    ============    ============


Weighted Average Number Of Common Shares Outstanding     14,838,458      14,415,441      15,143,716      14,820,038
                                                       ============    ============    ============    ============


                            See accompanying notes.

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   (UNAUDITED)
                                                                                               FOR THE NINE MONTHS
                                                                                               ENDED SEPTEMBER 30,
                                                                                           --------------------------
                                                                 2001           2000           2002           2001
                                                             -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income                                            $  (218,104)   $ 2,362,050    $(1,837,601)   $   (31,321)
    Adjustments to reconcile net (loss) income to net cash
      provided by operating activities:
      Provision for allowance for doubtful accounts              304,759         55,966         69,462        151,947
      Stock based compensation                                     5,000              -              -              -
      Depreciation and amortization                              929,875        657,183        811,139        680,992
      Change in unrealized (gains) losses on investments        (148,509)       329,680              -       (148,509)
      Loss on the sale of investments                            194,399         39,903              -        194,399
      Loss on the sale of property and equipment                 182,802        168,269          9,768         10,595
      Deferred taxes                                             203,987        418,718        157,199         70,852
    Changes in operating assets and liabilities:
      Accounts receivable                                       (795,894)      (242,346)       (59,073)       342,921
      Prepaid expenses                                           (97,894)      (116,859)      (128,852)             -
      Income taxes receivable                                   (333,239)        86,374           (432)             -
      Accounts payable                                           708,257       (146,739)     1,806,218        652,345
      Accrued liabilities                                        757,923        148,489        242,274         40,161
      Income taxes payable                                      (527,144)       362,473              -       (449,557)
                                                             -----------    -----------    -----------    -----------

    NET CASH PROVIDED BY OPERATING ACTIVITIES                  1,166,218      4,123,161      1,070,102      1,514,825
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                          (783,499)    (1,028,052)        (6,017)      (699,671)
    Proceeds from sale of property and equipment                   3,147         59,804              -          3,147
    Purchases of marketable securities                                 -     (2,723,219)             -              -
    Sales of marketable securities                               262,198      2,506,202              -        262,198
    Repayment from (advances to) related parties
      and notes receivable                                       116,509        (28,071)       (32,014)       (46,227)
    Repayment from (advances to) employees                        47,436        (56,210)       (11,561)        36,166
    Repayment from (advances to) subcontractors                   59,451        (71,830)       (23,190)      (158,707)
                                                             -----------    -----------    -----------    -----------

    NET CASH (USED) IN INVESTING ACTIVITIES                     (294,758)    (1,341,376)       (72,782)      (603,094)
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Bank overdraft                                                     -              -        559,307              -
    Advances from lines of credit                                560,256         98,000         47,131        358,861
    Advances of long-term debt                                   788,009        511,143         27,432        512,205
    Repayments of long-term debt                              (1,783,296)    (1,391,047)    (1,621,414)    (1,545,512)
    Repayments of capital lease obligations                     (424,743)      (325,440)      (338,653)      (380,964)
    Repayments of lines of credit                                      -              -       (136,411)             -
    Repayments to officers                                             -        (25,000)             -              -
    Advances (repayments) on margin loan                        (222,767)       158,883              -       (124,942)
    Distributions                                               (890,443)      (306,176)             -       (890,443)
                                                             -----------    -----------    -----------    -----------

    NET CASH (USED) IN FINANCING ACTIVITIES                   (1,972,984)    (1,279,637)    (1,462,608)    (2,070,795)
                                                             -----------    -----------    -----------    -----------

Net (decrease) increase in cash and cash equivalents          (1,101,524)     1,502,148       (465,288)    (1,159,064)

Cash and cash equivalents at beginning of period               1,619,775        117,627        518,251      1,619,775
                                                             -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $   518,251    $ 1,619,775    $    52,963    $   460,711
                                                             ===========    ===========    ===========    ===========


                            See accompanying notes.

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             (UNAUDITED)
                                                                                        FOR THE NINE MONTHS
                                                                                        ENDED SEPTEMBER 30,
                                                                                     -------------------------
                                                              2001        2000          2002           2001
                                                           ----------   ----------   -----------    ----------
SUPPLEMENTAL DISCLOSURES OF
     CASH FLOW INFORMATION

Cash paid during the years for:
     Interest                                              $  527,926   $  458,896   $  366,235   $  387,285

     Incomes taxes                                         $  716,721   $  302,099   $        -   $  624,255

Non-cash investing and financing activities:

     Equipment acquired under notes payable and capital
         lease obligations                                 $3,745,846   $3,020,645   $  448,364   $1,727,150

     Notes payable and capital lease obligations retired
         through assets trade-ins                          $  407,798   $  358,605   $        -   $  348,200


                            See accompanying notes.

                     CENTRA INDUSTRIES INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 Outstanding     Common
                                    Shares        Stock
                                 -----------   -----------    Additional                      Total
                                   Par Value    Par Value      Paid-In       Retained     Shareholders'
                                   $0.00001     $0.00001       Capital       Earnings        Equity
                                 -----------   -----------   -----------    -----------    -----------
Balance, January 1, 2000          14,415,441   $       144   $    10,332    $ 1,092,990    $ 1,103,466

Shareholder distributions                  -             -             -       (306,176)      (306,176)

Net income                                 -             -             -      2,362,050      2,362,050
                                 -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2000        14,415,441           144        10,332      3,148,864      3,159,340
                                 -----------   -----------   -----------    -----------    -----------

Issuance of shares
    in exchange for services         478,275             5         4,995              -          5,000

Issuance of shares now
    subject to recall and
    cancellation                     250,000             2            (2)             -              -


Shareholder distributions                  -             -             -       (890,443)      (890,443)

Net (loss)                                 -             -             -       (218,104)      (218,104)
                                 -----------   -----------   -----------    -----------    -----------

Balance, December 31, 2001        15,143,716   $       151   $    15,325    $ 2,040,317    $ 2,055,793
                                 -----------   -----------   -----------    -----------    -----------

(Unaudited)
Net (loss) for the nine months
    ended September 30, 2002               -             -             -     (1,837,601)    (1,837,601)
                                 -----------   -----------   -----------    -----------    -----------

Balance, September 30, 2002       15,143,716   $       151   $    15,325    $   202,716    $   218,192
                                 ===========   ===========   ===========    ===========    ===========


                            See accompanying notes.

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.      The Company And Nature of Operations

        The consolidated financial statements include the accounts of Centra Industries Inc. (Centra) and its Subsidiaries (Company). In the year 2000 and through July 2001, there were four separate corporations that were all related through common family ownership and common management, and were all in the same business of providing infrastructure construction services through horizontal directional boring, trenching and cable laying activities. In July 2001, the separate corporations engaged in a tax-free transaction and through various steps were merged into one unit, which then became a subsidiary of Centra. Centra was organized as a Delaware corporation on July 27, 2001 to become the parent of the four separate companies, which were merged together. The result of the reorganization is accounted for as the recapitalization of the individual corporations as if the transaction had occurred at the beginning of the earliest period presented. If a combined basis of reporting had been used for the year 2000, there would be no difference in the Statements of Operations for the year 2000 or total Shareholders' Equity at December 31, 2000 from these financial statements.

        The Company, through its subsidiaries, is engaged in the single-line business of infrastructure construction through horizontal directional boring, trenching, and laying communications cable.


2.      Significant Accounting Policies

        Accounting Principles

        The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. The Company uses the accrual method of accounting for book and tax reporting (see "Income Taxes"). The Company's year end is December 31.

        Principles of Consolidation

        The consolidated financial statements include the accounts of Centra and its Subsidiaries (Company). All material intercompany transactions and balances have been eliminated.

        Estimates and Assumptions

        Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results and outcomes may differ from these estimates and assumptions.

        In the opinion of management, the accompanying unaudited interim balance sheet and related statements of operations, cash flows and shareholders' equity include all adjustments consisting of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America. The results of operations for the nine months ended September 30, 2002 are not necessarily indicative of the results for the entire year.

        Revenue and Cost Recognition

        The Company bills customers weekly based upon the work performed, which is specifically identified and pursuant to the terms of contracts. Cost of revenue includes direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Provisions for estimated losses on uncompleted contracts are made

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        in the period in which such losses are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders and settlements are accounted for as changes in estimates in the current period.

        Accounts Receivables

        The Company, in the normal course of business, extends credit to customers on an uncollateralized basis. At year-end and during the year, management systematically reviews outstanding accounts receivable, as well as past bad debt write-offs, and considers, among other factors, known troubled accounts, historical experience, and other currently available evidence to establish an allowance for doubtful accounts for uncollectible amounts. Activity in the allowance for doubtful accounts is as follows:

                   Beginning    Charges to Costs
                    Balance      and Expenses      Write-offs    Ending Balance
                  ------------  ----------------  ------------  ----------------

           2001      $ 53,896        $ 304,759      $      -     $ 358,655

           2000      $ 27,000         $ 55,966      $ 29,070      $ 53,896


        At December 31, 2001 and 2000 accounts receivable included retainage of $234,598 and $384,556, respectively.

        Advertising Costs

        Advertising costs are expensed as incurred. Advertising expense was $39,864 and $22,814 in 2001 and 2000, respectively.

        Income Taxes

        Income taxes are recorded in accordance with SFAS No. 109 (SFAS No.
        109), Accounting for Income Taxes. This statement requires, among other things, the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting basis and tax basis of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. When certain items of income and expense are not reported in tax returns and financial statements in the same year, the tax effect of this difference is reported as deferred income taxes. These temporary differences relate principally to depreciation and the effects of accrual accounting for financial reporting purposes versus cash basis accounting for tax reporting purposes.

        In the year 2000 and from January 1, 2001 to July 27, 2001, three of the separate corporations that were included in the reorganization, with the consent of their respective shareholders, elected under the Internal Revenue Code, and similar state statutes, to be treated as "S" corporations. In lieu of corporate income taxes, the shareholders were taxed on their proportionate share of the corporations' taxable income. Accordingly, no provision or liability for federal and states income taxes, for these corporations, has been included in the accompanying financial statements for the year ended December 31, 2000 and for the period from January 1, 2001 to July 27, 2001. As a result of the merger on July 27, 2001, the company's "S" corporation status was automatically terminated and

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        the companies became taxable entities. The Company has provided a provision for federal and states income taxes on the taxable incomes reported by these entities for the period from July 28, 2001 to December 31, 2001.

        Fixed Assets

        Fixed assets are recorded at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, ranging from 5-40 years in 2001 and 5-10 years in 2000. Upon sale or retirement, asset cost and its related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is recognized in income. Additions, improvements and expenditures for repairs and maintenance that are material in nature and significantly add to the productivity or extend the economic life of assets are capitalized. Any immaterial amounts or amounts incurred as recurring expenditures for repairs are charged to expense.

        Cash and Cash Equivalents

        For purposes of reporting cash flows, cash and cash equivalents include operating checking accounts and money market accounts at depository institutions.

        The Company has cash balances in a bank in excess of the maximum amount insured by the FDIC at December 31, 2001 and 2000.

        Fair Value of Financial Instruments

        Substantially all of the Company's financial assets and liabilities are carried at fair value or contracted amounts, which approximate fair value.

        Basic (Loss) Earnings Per Common Share

        Basic (loss) earnings per common share have been computed by dividing the respective numerator by the weighted average number of common shares outstanding during the periods.


3.      Investments in Marketable Securities

        In accordance with Statement of Financial Accounting Standards No.115 (SFAS No. 115), Accounting for Certain Investments in Debt and Equity Securities, companies are required to classify each of their investments into one of three categories, with different accounting for each category. At December 31, 2001 and 2000, management has classified all of their marketable securities, which consist of equity securities, as trading securities, which are reported at fair market value, with unrealized gains and losses included in earnings and reported as they arise. Gains or losses on sale of securities are recognized on a specific identification basis. The Company's investment in marketable securities for the years ended December 31, 2001 and 2000 is summarized as follows:

                                                            Included In
                                                      Statements of Operations
                                                     --------------------------
                                       Fair Market   Realized        Unrealized
                              Cost        Value       (Loss)         Gain (Loss)
                           ----------  -----------   ---------       ----------
        December 31, 2000    $465,156    $ 311,326   $ (39,903)      $ (329,680)
                           ==========  ===========   =========       ==========

        December 31, 2001     $ 3,218      $ 3,238   $(194,399)       $ 148,509
                           ==========  ===========   =========        =========

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      Fixed assets

        Fixed assets at December 31, 2001 and 2000 consists of the following:

                                                                   Estimated
                                           2001         2000      Useful lives
                                        -----------  -----------  --------------
        Machinery and equipment         $ 6,899,479  $ 5,817,012            5-10
        Vehicles                          2,107,657    1,675,938             5-7
        Office equipment                    191,746       32,184            5-10
        Leasehold improvements               81,501       80,726  term of leases
        Office building                   1,767,865            -              40
        Land                                292,825            -               -
        Land improvements                    49,000            -              15
                                        -----------  -----------
                                         11,390,073    7,605,860

        Less: accumulated depreciation
                     and amortization     1,686,600      908,110
                                        -----------  -----------

        Property and equipment, net     $ 9,703,473  $ 6,697,750
                                        ===========  ===========


        Total depreciation and amortization expense for the years ended December 31, 2001 and 2000 was $929,875 and $657,183, respectively. Cost of revenue includes $904,860 and $650,177 for 2001 and 2000, respectively.


5.      Due from Stockholders

        Due from stockholders of $96,963 and $213,472 as of December 31, 2001 and 2000, respectively, consists of advances to officers and related entities with no stated interest rates, payment terms or maturity dates. Amounts outstanding at December 31, 2000 were repaid during the year ended December 31, 2001.


6.      Lines of Credit

        At December 31, 2001 and 2000, the Company had the following lines of credit:

        A revolving credit loan due First Security Bank on December 5, 2002 with a limit of $250,000 and interest payable monthly at 9.0% per annum. The balance outstanding at December 31, 2001 and 2000 was $199,884 and $169,000 respectively, which is collateralized by accounts receivable.

        A revolving credit loan due First National Bank on May 30, 2002 with a limit of $150,000 and interest payable monthly at 8.0% per annum. The balance outstanding at December 31, 2001 and 2000 was $150,000 and $40,000 respectively, which is collateralized by accounts receivable.

        A revolving credit loan due First National Bank on August 23, 2002 with a limit of $50,000 and interest payable monthly at 9.5% per annum. The balance outstanding at December 31, 2001 and 2000 was $49,975 and $30,000 respectively, which is collateralized by accounts receivable.

        A revolving credit loan due First National Bank on July 6, 2002 with a limit of $500,000 and interest payable monthly at 8.25% per annum. The balance outstanding at December 31, 2001 was $49,700,

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                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        and is collateralized by accounts receivable.

        A revolving credit loan due First National Bank on July 31, 2002 with a limit of $350,000 and interest payable monthly at 7.25% per annum. The balance outstanding at December 31, 2001 was $349,936, and is collateralized by accounts receivable and general intangibles.

        A revolving credit loan due Regions Bank on August 1, 2002 with a limit of $50,000 and interest payable monthly at 7.0% per annum. The balance outstanding at December 31, 2001 was $49,761 and $50,000 at December 31, 2000, respectively, which is collateralized by accounts receivable and general intangibles.

        During the nine months ended September 30, 2002, the Company received $47,131 in advances from existing revolving credit loans. There were no new revolving credit loans opened during the period.


7.      Long-Term Debt
                                                        2001           2000
                                                     -----------    -----------
        Long-term debt consist of the following:

        Note payable, Bank of Fayetteville due in
        monthly installments of $13,534 including
        interest at a rate of 6.5% per annum
        through October 2004. The final payment
        due in October 2004 is a balloon payment
        in the amount of $1,556,614.
        Collateralized by a first mortgage on the
        land, land improvements and building.         $1,671,159            $ -

        Notes payable, Associates due in monthly
        installments totaling $20,858, including
        interest ranging from 9% to 10% per annum
        maturing at various dates through March
        2003, collateralized by the underlying
        equipment.                                       213,128        431,086

        Note payable, Bank of America due in
        monthly installments of $558, including
        interest at a rate of 10% per annum
        through November 2001, collateralized by
        the underlying equipment.                              -          5,501

        Notes payable, Case Credit Corporation due
        in monthly installments totaling $32,159
        including interest ranging up to 10% per
        annum maturing at various dates through
        March 2004, collateralized by the
        underlying equipment.                            412,042        572,530

        Notes payable, CitiCorp due in monthly
        installments of $768, including interest
        at a rate of 10% per annum through October
        2003, collateralized by the underlying
        equipment.                                        15,324         22,609

        Note payable, E.A. Martin Company due in
        monthly installments of $2,251 including
        interest at a rate of 8.75% through July
        31, 2001, collateralized by the underlying
        equipment.                                             -         14,772

        Note payable, FCC Equipment Financing,
        Inc. due in monthly installments of
        $1,084, including interest at a rate of

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                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        10.75% per annum through September 2002,
        collateralized by the underlying
        equipment.                                         9,329         20,659

        Note payable, Ozark Building LLC, due in
        the amount of $426,586, on January 2,
        2002, including interest at a rate of 7%,
        collateralized by the land and building.         421,653              -

        Note payable, First Security Bank, due in
        monthly installments totaling $11,698,
        including interest ranging from 8.50% to
        10.75% per annum maturing at various dates
        through March 2003, collateralized by the
        underlying equipment. One of the notes
        requires a balloon payment of $199,646 in
        August 2002.                                     347,473        324,291

        Notes payable, Ford Motor Credit, due in
        monthly installments totaling $23,855,
        including interest ranging from 6.9% to
        11% per annum maturing at various dates
        through May 2005, collateralized by the
        underlying equipment.                            681,555        678,794

        Notes payable, Mercedes-Benz Credit due in
        monthly installments totaling $4,382,
        including interest ranging from 9.75% to
        10% per annum maturing at various dates
        through April 2005, collateralized by the
        underlying equipment                             180,978        154,204

        Notes payable, New Holland Credit due in
        monthly installments totaling $2,496,
        including interest at 11% per annum
        maturing at various dates through November
        2006, collateralized by the underlying
        equipment.                                       142,703         89,715

        Note payable, Newcourt Financial USA, Inc.
        due in monthly installments of $2,098,
        including interest at rate of 10% per
        annum through October 2003, collateralized
        by the underlying equipment.                           - (a)     61,881

        Notes payable, The CIT Group, due in
        monthly installments totally $13,760
        including interest raging from 6.6% to
        10.5% per annum maturing at various dates
        through February 2005, collateralized by
        the underlying equipment.                        603,622        540,414

        Note payable, Simmons First Bank due in
        monthly installments of $419, including
        interest at a rate of 9.75% per annum
        through November 2006, collateralized by
        the underlying equipment.                         19,545         22,504

        Note payable, First National Bank of
        Springdale due in monthly installments of
        $9,395 including interest at a rate of
        9.0% per annum through June 2004,
        collateralized by the underlying
        equipment.                                       215,564        275,453

        Notes payable, Soris Financial (a division of Case Credit Corporation) due in monthly installments of $1,974, including interest at a rate of 9.5% per annum through July

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        2004, collateralized by the underlying
        equipment.                                             - (a)     71,819

        Notes payable, Regions Bank due in monthly
        installments totaling $31,042, including
        interest at a rates ranging from 8.75% to
        10.0% per annum through April 2004,
        collateralized by the underlying
        equipment.                                       721,916        462,193

        Note payable, Chase Auto Finance due in
        monthly installments of $883, including
        interest at a rate of 10.25% per annum
        through January 2005 collateralized by the
        underlying equipment.                                  - (a)     36,197

        Note payable, DaimlerChrysler due in
        monthly installments of $1,144, including
        interest at a rate of 6.9% per annum
        through December 2006, collateralized by
        the underlying equipment.                         58,000              -

        Note payable, Irwin Union Bank due in
        monthly installments of $1,240, including
        interest at a rate of 8.5% per annum
        through May 2006, collateralized by the
        underlying equipment.                             58,833              -

        Note payable, GMAC due in monthly
        installments of $670. including interest
        at a rate of 2.9% per annum through April
        2004, collateralized by the underlying
        equipment.                                        18,084              -
                                                     -----------    -----------

              Total long-term debt                     5,790,908      3,784,622

        Less current maturities                       (2,200,806)    (1,280,657)
                                                     -----------    -----------

              Long-Term Debt                         $ 3,590,102    $ 2,503,965
                                                     ===========    ===========


        Annual maturities of long-term debt during the years ending December 31, 2006 are as follows:

                    For the Year
                 Ending December 31,                     Amount
                 ------------------------------------------------
                      2002                            $ 2,200,806
                      2003                              1,215,568
                      2004                              2,209,435
                      2005                                112,879
                      2006                                 52,220
                                                      -----------

                      Total                           $ 5,790,908
                                                      ===========

        (a) Prepaid during the year ending December 31, 2001 with no gain or loss on the early extinguishment of the debt.

        During the nine months ended September 30, 2002, the Company received a total of $475,796 from three new notes payable. These notes had terms from 48 to 60 months with interest rates between 7.14% and 9.5%.

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.      Leases

        Capitalized Lease Obligations

        For the years ended December 31, 2001 and 2000, the Company has equipment under various capital leases expiring at various dates through 2004. The assets and liabilities under capital leases are recorded at the lower of present values of minimum lease payments or the fair values of assets. The assets are included in property and equipment and are depreciated over their estimated useful lives. Depreciation of assets under capital leases charged to expense for the years ended December 31, 2001 and 2000 was $138,353 and $88,189, respectively.

        The following is a summary of equipment held under capital leases included in property and equipment:

                                                    2001             2000
                                                -----------       ---------
        Machinery and equipment                 $ 1,107,059       $ 770,584
        Vehicles                                    218,311         218,311
                                                -----------       ---------
                                                  1,325,370         988,895

        Accumulated depreciation                    235,705          97,352
                                                -----------       ---------

              Net equipment                     $ 1,089,665       $ 891,543
                                                ===========       =========


        As of December 31, 2001, minimum future lease payments are as follows:

                                        For the Year
                                      Ending December 31,               Amount
                                      -----------------------------------------
                                            2002                       $494,988
                                            2003                        241,258
                                            2004                         23,566
                                                                       ---------
                     Total Minimum Lease Payments                       759,812

        Less: amounts representing interest (at rates
              ranging from 5% to 15%)                                    71,232
                                                                       ---------

                     Net minimum Lease Payments                         688,580

        Less: current portion                                           442,552
                                                                       ---------

                     Long term portion of capital leases payable       $246,028
                                                                       =========


        Rentals Under Operating Leases

        The Company leases certain vehicles and equipment under non-cancelable leases expiring at various dates through 2005:

        The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable leases terms in excess of one year as of December 31, 2001:

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               For the Year
                             Ending December 31,                        Amount
                             --------------------------------------------------
                                   2002                               $ 155,694
                                   2003                                 107,395
                                   2004                                  58,663
                                   2005                                   5,502
                                                                     -----------
        Total Minimum Payments Required                               $ 327,254
                                                                     ===========


        Operating lease rental expense was approximately $93,575 and $31,935 for the years ending December 31, 2001 and 2000, respectively.


9.      Income Taxes

        The income tax expense for the years ended December 31, 2001 and 2000 consists of the following:

                                                           2001           2000
                                                       -----------   -----------
        Current (benefit) tax:
              Federal                                  $ (143,662)     $ 547,350
              State                                             -        110,781
                                                       -----------   -----------
                                                         (143,662)       658,131
                                                       -----------   -----------
        Deferred:
              Federal                                     173,400        355,910
              State                                        30,587         62,808
                                                       -----------   -----------
                                                          203,987        418,718
                                                       -----------   -----------

                     Total Income Tax Expense          $   60,325    $ 1,076,849
                                                       ==========    ===========


        Deferred tax assets and liabilities consist of the following components as of December 31. 2001 and 2000:

                                                           2001         2000
                                                        ---------     ---------
        Current:
              Federal                                   $ 103,700     $ 216,647
              State                                        19,752        38,232
                                                        ---------     ---------
                                                          123,452       254,879
                                                        ---------     ---------
        Long term:
              Federal                                     587,634       309,527
              State                                       111,930        54,623
                                                        ---------     ---------
                                                          699,564       364,150
                                                        ---------     ---------

                     Net Deferred Tax Liabilities       $ 823,016     $ 619,029
                                                        =========     =========


        For the year ended December 31, 2001 the difference between income taxes at the statutory Federal income tax rate and income taxes reported in the income statement is primarily due to the provision for state income taxes, the change in tax status of various entities during the year offset by the net taxable operating losses and capital losses generated during the year.

        For the year ended December 31, 2000 the difference between income taxes at the statutory Federal

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        income tax rate and income taxes reported in the income statement is primarily due to the provisions for state income taxes offset by the S Corporation tax status of various entities.

        At December 31, 2001, the Company has a net operating loss of approximately $425,000, which expires in December 31, 2021. In addition, the Company has capital loss carryforwards of approximately $234,000, which expire through December 31,2006.


10.     Related party Transactions

        The Company rents, on a month-to-month basis, office and shop facilities from an entity owned by officers of the Company. The Company paid $46,150 and $39,500 in rent during the years ended December 31, 2001 and 2000, respectively.


11.     Economic Dependency

        For the year ended December 31, 2001, the Company generated a substantial portion of its revenue from one customer. Sales to this customer were $19,574,098 or 92% of total revenues. At December 31, 2001, the amount due from this customer included in accounts receivable was $965,380.

        For the year ended December 31, 2000, the Company generated a substantial portion of its revenue from two customers. Sales to these customers were $11,203,505 (64%) and $5,558,732 (32%). At December 31,
        2000, the amounts due from these customers included in accounts receivable were $253,204 and $736,434, respectively.


12.     Commitments and Contingencies

        Employment Agreement

        The Company entered into employment agreements with several executive officers of the Company between April 2001 and January 2002. The agreements expire at various dates through 2006.

        Future minimum payments related to these agreements for the next five
        (5) years, and thereafter, are approximately:

          For the Year
        Ending December 31,                                Amount
        -----------------------------------------------------------
               2002                                       $ 685,000
               2003                                         685,000
               2004                                         685,000
               2005                                         160,000
               2006                                          40,000
                                                        -----------
        Total Minimum Payments Required                 $ 2,255,000
                                                        ===========


        Annual bonuses are as determined by the Board of Directors.

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Consulting Agreements

        On May 1, 2001, the Company entered into a three year consulting agreement with one individual that provides for minimum annual payments totaling $125,000, a housing and auto allowance of $30,000 and a bonus equal to 50% of the annual payments.

        Legal Proceedings

        The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to those actions will not materially affect the financial position of the Company.


13.     Employee Stock Option; Incentive Bonus And Employee Stock Purchase Plans

        Stock Option Plan

        In 2002, the Company adopted a stock option plan (plan) for directors, officers, employees and independent contractors, which provides for nonqualified and incentive stock options. The Company has reserved for grant a maximum of 500,000 of its common shares. The Plan is to be administered by a committee of not less than 2 persons appointed by the Company's Board of Directors. The committee, subject to the provisions of the plan, is empowered to make the terms and conditions related to the options. Specifically, the committee will, among other things, determine the type of options, exercise price, etc. To date, the Company has not issued any options.

        Incentive Bonus Plan

        In 2002, the Company adopted an incentive bonus plan (plan) to reward employees for, among other things, their contributions to the success of the Company. The plan provides that the Company shall maintain a bonus reserve, calculated in accordance with the plan, for distribution in its sole discretion. To date, the Company has neither added any money to the bonus pool nor made any distributions.

        Employee Stock Purchase Plan

        In 2002, the Company adopted an employee stock purchase plan (plan), pursuant to which the Company may grant purchase rights to acquire up to 500,000 shares of common stock reserved for issuance thereunder to eligible employees, directors and independent contractors of the Company in order to attract and retain such individuals. The plan is administered by a committee of at least two members of Company's Board of Directors. To date, the Company has not issued any options.


14.     Revised Plan of Reorganization And Recision of Shares

        Revised Plan of Reorganization

        Centra Industries Inc. (Company) was organized as a Delaware corporation on July 27, 2001 to become the parent company of four companies that were related through common family ownership and common management, and were all in the same business of providing infrastructure construction services. On July 27, 2001, pursuant to a strategic business plan, the Company acquired all four of the separate businesses (acquired companies) by issuing shares of its common stock in exchange for all of the outstanding shares of these four companies. The exchange was made under the terms of a Subscription and Stockholders Agreement, dated July 27, 2001, and the shareholders of these four companies became shareholders of the Company.

                    CENTRA INDUSTRIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The acquired companies were thereafter merged on July 27, 2001 into a newly organized Delaware corporation so that all of the acquired companies were consolidated into this one wholly-owned Subsidiary of the Company at that time.

        Prior to being acquired by the Company, the shareholders of the acquired companies had received on July 27, 2001 promissory notes totaling $534,000 from these separate businesses. In September 2002, the Company entered into an agreement with these shareholders to cancel these promissory notes by mutual agreement on the grounds that the notes had been issued under a mutual mistake of fact. In addition, an earlier agreement dated in April 2002 between the Company and these shareholders to exchange the notes for shares of the Company's common stock was also canceled.

        On July 27, 2001, after acquiring the acquired companies, the Company entered into an agreement with the Company's controlling shareholder, providing for the issuance of a $2,000,000 promissory note to this controlling shareholder. In September 2002 the Company entered into an agreement with this controlling shareholder to cancel the $2,000,000 note by mutual agreement on the grounds it had been issued under a mutual mistake of fact. In addition, an earlier agreement between the Company and the controlling shareholder to exchange the note for shares of the Company's common stock was also cancelled.

        Recision of Shares

        In July 2001, the Company signed an agreement to acquire the assets and business of a company that supposedly erected towers for the installation of telecommunications, cable television and satellite dish antennae. As part of the consideration, the Company agreed to issue 250,000 shares of its common stock, with the additional obligation to issue additional shares based on future financial results. Shortly afterwards, the Company became aware that they had been mislead and that the acquired assets and business did not exist. As a result, the Company has sent notice to the sole shareholder of this entity informing him of its recision of the acquisition for misrepresentation, failure of consideration and breach of contract. Although the Company has actually issued the 250,000 common shares, it has not assigned any value to them.